UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2013

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-14795	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton, Bermuda HM 11

(Address of principal executive offices, including zip code)

(441) 296-8560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 26, 2013, the Registrant held a Special General Meeting of Shareholders. At the meeting, the Shareholders voted on approval and adoption of an Agreement and Plan of Merger dated as of June 2, 2013 (the “Merger Agreement”) by and among the Registrant, Fairfax Financial Holdings Limited (“Fairfax”), and Fairfax Bermuda Holdings, Ltd. (“Merger Sub”), and to approve the merger of the Registrant and Merger Sub (the “Merger”); to approve an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman to allow the board of directors of the Registrant to solicit additional proxies; and to vote to approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, the Registrants’ named executive officers as a result of the Merger. The results of the voting were as follows:

Approve the Merger Agreement:

For	Percentage	Against	Percentage	Abstain	Percentage
8,080,019	99.39	31,305.38		18,317.25

Approve adjournment of the Special General Meeting:

For	Percentage	Against	Percentage	Abstain	Percentage
7,615,372	93.67	32,593.40		481,676	5.92

Approve by a Non-Binding Vote the Merger Related Compensation to Named Executive Officers:

For	Percentage	Against	Percentage	Abstain	Percentage
5,411,908	66.57	250,135	3.07	2,467,598	30.35

Item 8.01	Other Events

On August 26, 2013, the Registrant issued a press release announcing the approval by the Registrant’s shareholders of the merger of the Registrant and Fairfax Bermuda Holdings, Ltd.

A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release of American Safety Insurance Holdings, Ltd. issued August 26, 2013 announcing approval of the merger of American Safety and Fairfax Bermuda Holdings, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant

Date: August 26, 2013	By:	/s/ Stephen R. Crim
Stephen R. Crim, President & CEO